SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 24, 2008
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing	2
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2
Item 9.01 Financial Statements and Exhibits	2
SIGNATURES	2
INDEX TO EXHIBITS	3
EXHIBIT 99.1

Item 3.01	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 15, 2008, Universal Electronics Inc. (the “Company”) received notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating that, due to the death of Bruce A. Henderson, the staff had determined that the Company no longer complied with Nasdaq’s audit committee requirement, as set forth in Marketplace Rule 4350(d)(2) (the “Rule”), by having only 2 members on the Company’s audit committee. Nasdaq provided the Company with a cure period until June 12, 2008, the date of the Company’s next annual meeting of stockholders.
On May 16, 2008, the Company returned to compliance with the Rule by appointing J. C. Sparkman to the Company’s audit committee to fill the vacancy caused by the passing of Mr. Henderson. Mr. Sparkman has been a member of the Company’s Board of Directors since November 1999. In addition to serving on the audit committee, Mr. Sparkman will continue serving as chairman of the compensation committee and as a member of the corporate governance and nominating committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 24, 2008, the Board of Directors of Universal Electronics Inc. elected Gregory P. Stapleton to the Company’s Board of Directors. Mr. Stapleton will serve as a Class II Director, effective April 24, 2008 filling a vacancy, and will stand for reelection at the 2008 Annual Meeting of Stockholders. At this time, Mr. Stapleton is not serving on any of the Board’s committees and it is uncertain which, if any, of the committees he will serve.
Mr. Stapleton will be paid in accordance with the Company’s 2004 Directors Compensation Plan which was approved by the Company’s stockholders in June 2004. As such and to the extent applicable, Mr. Stapleton will receive an annual cash retainer equal to $25,000, a fee of $1,500 for each board meeting attended in excess of four each year (determined fiscally, July through June each year), a fee of $1,000 for each committee meeting attended, a fee of $10,000 for each committee chaired, and an award of 5,000 shares of Company Common Stock; the stock awards vest ratably each quarter. For his first partial year in office (April 24, 2008 until June 30, 2008), these amounts will be prorated for the actual number of days that he has been a director. Mr. Stapleton also received a stock option grant of 20,000 shares on April 24, 2008. The grant was made pursuant to one of the Company’s Stock Incentive Plans.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits. The following exhibit is furnished with this report.
99.1	Press Release of Universal Electronics Inc. dated May 21, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: May 21, 2008	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 21, 2008

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